UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 24, 2005

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Rental Car Finance Corp., a special purpose financing subsidiary of Dollar Thrifty Automotive Group, Inc., amended the asset-backed note supplements for its Series 2001-1, Series 2002-1, Series 2003-1 and Series 2004-1 notes (collectively referred to as the “Series Supplements”) to increase the percentage of non-program vehicles permitted to be purchased under the Series Supplements to 50%. The amendments are effective March 24, 2005.

The foregoing description of the amendments to the Series Supplements are qualified in their entirety by reference to the amendments attached hereto as Exhibit 4.136 through Exhibit 4.139 and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

4.136	Amendment No. 6 to Series 2001-1 Supplement dated as of March 24, 2005 between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company

4.137	Amendment No. 5 to Series 2002-1 Supplement dated as of March 24, 2005 between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas

4.138	Amendment No. 2 to Series 2003-1 Supplement dated as of March 24, 2005 between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas

4.139	Amendment No. 1 to Series 2004-1 Supplement dated as of March 24, 2005 between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

March 30, 2005	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.136	Amendment No. 6 to Series 2001-1 Supplement dated as of March 24, 2005 between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company

4.137	Amendment No. 5 to Series 2002-1 Supplement dated as of March 24, 2005 between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas

4.138	Amendment No. 2 to Series 2003-1 Supplement dated as of March 24, 2005 between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas

4.139	Amendment No. 1 to Series 2004-1 Supplement dated as of March 24, 2005 between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas

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